                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made as of the 1st day of October 1997, by and between Sonoma Holding Corp, (the "Company"), and Prinz & Associates LLC ("Consultant").

                                  WITNESSETH:

                  WHEREAS, the Company desires to engage Consultant to serve as a consultant to the Company and Consultant desires to serve as a consultant to the Company in accordance with the terms and conditions herein.

                  WHEREAS, the Company has announced is intention to merge with Victor Max Technologies, Inc. (the "Merger") and this Agreement is for the benefit of the merged companies with the goals described below for after the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreement hereinafter contained, the parties agree as follows:

         1. TERM. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall be for a period to consist of completion of the Phases described below (the "Term").

         2. DUTIES. Effective upon execution of this Agreement, Consultant agrees that during the term of his engagement by the Company, he shall be engaged as a consultant of the Company and in such capacity shall be responsible for all acts consistent with his position as a consultant of the Company as may be reasonably delegated to him to accomplish the following:

         PHASE 1:

                           (a) Consultant will introduce the Company to acquisition candidates.

                           (b) Consultant will assist in the support and act as a liason for the Company with its existing funding sources.

                           (c) Consultant will introduce the Company to asset based lenders for the purpose of securing working capital for its operations.

                           (d) Consultant will perform services on behalf of the Company in order to promote the Company and its growth, corporate relations and seek new investors.

         PHASE 2:

                           (a) Consultant will assist the Company in facilitating a funding agreement with a lending group or introduce the Company to potential equity investors in order to meet its short or medium term capital needs.

                           (b) Consultant will use its best efforts to seek accredited investors for any private placement for its capital needs.

         PHASE 3: Assist the Company to meet its long-term goals of building the Company's market value to 50 million or more through internal growth or acquisitions.

         3.       COMPENSATION.

                  (a)      (I)      In consideration of the services to be
performed in Phase I above, the Company agrees to issue, within 10 days of the date of this Agreement, 2 million (after the effect of the Merger or its equivalent in the event the Merger does not occur) shares of its common stock to Consultant or its designee(s).

                           (II)     In consideration of the services to be
performed in Phase 2 above, the Company agrees to issue within ten (10) business days of the Company entering into an agreement or arrangement with a Broker Dealer, a financial institution or a group of accredited investors in compliance with the goals of Phase 2, 2 million (after the effect of the Merger or its equivalent in the event the Merger does not occur) shares of its common stock to Consultant or its designee(s).

                           (III)    In the event the Company, its successors or
assigns, reaches a market cap in excess of Fifty Million Dollars ($50,000,000), the Company agrees to issue, within ten (10) business days of first reaching that market cap, 1 million (after the effect of the Merger or its equivalent in the event the Merger does not occur) shares of its common stock to Consultant or its designee(s).

                  (b) The Company shall also reimburse the Consultant for travel, administrative and other expenses incurred by Consultant in the course of performing his duties pursuant to this Agreement. Such amount shall be payable to Consultant in accordance with the Company's normal practices for similarly situated employees, or at such other intervals as may be mutually agreed upon by the Company and Consultant.

         4.       REGISTRATION RIGHTS.


         All of the shares of stock to be issued pursuant to the above paragraph shall have piggyback registration rights for any registration the Company files with the Securities & Exchange Commission registering shares of the common stock similar to the shares to be issued hereunder. Furthermore, the company agrees to file a S-8 Registration Statement as soon as practical in order to register the shares to be issued hereunder.

         5. SEVERABILITY. If any provision of this Agreement is adjudicated to be partially or completely invalid or unenforceable, such adjudication is to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. All provisions of this Agreement are severable, and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein and partially valid and enforceable provisions shall be enforceable to the extent valid and enforceable.

         6. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties. All prior discussions, compensation understandings, negotiations and agreements are merged herein. This Agreement may not be orally changed or canceled, but may only be changed or canceled by an agreement to such effect in writing signed by the party against whom enforcement of same is sought.

         7. GOVERNING LAW. The validity, construction and enforceability of this Agreement shall be governed by the internal laws, and not the laws of conflicts, of the State of Illinois.

         IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed on the date and year first above written.


CONSULTANT:                                 COMPANY:

PRINZ & ASSOCIATES                          SONOMA HOLDING CORP.

/s/ John Prinz                      /s/ Terrence L. Donati
---------------------------         ---------------------------
JOHN PRINZ, MEMBER                  Its President

                                    /s/ Frank Contaldo
                                    ---------------------------
                                    Its CEO